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                                                                   EXHIBIT 10.33

                             URANIUM RESOURCES, INC

                         1999 DEFERRED COMPENSATION PLAN


                                    ARTICLE I
                                  INTRODUCTION

         1.1 This 1999 Deferred Compensation Plan (the "Plan") provides selected executive employees and directors of Uranium Resources, Inc. and its wholly owned subsidiaries an opportunity to defer a portion of their compensation for calendar year 1999.

         This document constitutes the entire Plan. Any and all prior or contemporaneous oral or written communications hereby are superseded and abolished.


                                   ARTICLE II
                       DEFINITIONS AND GENERAL PROVISIONS

         2.1 "ACCOUNT" or "ACCOUNTS" means the individual deferral accounts separately maintained under this Plan on the books of the Corporation for the benefit of each Participant. Each Account shall be credited with a Participant's Earned Compensation less any portion of such Earned Compensation as to which shares of Common Stock have been distributed in accordance with Article V.

         2.2 "CODE" means the Internal Revenue Code of 1986, as amended and then in effect.

         2.3 "COMMITTEE" means the Plan Committee described in Article VII hereof.

         2.4 "COMMON STOCK" means the shares of the Corporation's common stock, $.001 par value per share.

         2.5 "CORPORATION" means Uranium Resources, Inc, a Delaware corporation, together with any successor thereto which adopts this Plan by appropriate written action.

         2.6 "COMPENSATION" means those amounts otherwise payable in cash or by check or electronic deposit by the Corporation to an Eligible Person as salary for a Plan Year, which amounts are includable in his gross income for federal income tax purposes (without regard to Compensation deferred under this or any other plan maintained by the Corporation), including but not limited to directors' fees, salary and bonus, but excluding any and all nonelective contributions (including matching contributions) made by the Corporation to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended). Without limiting the generality of the foregoing, the limitations imposed by Code Section 401(a)(17) do not apply to Compensation as defined under the Plan.

         2.7. "DEFERRAL PERCENT" means the portion (expressed as a percentage) of the Compensation that a Participant elects to defer pursuant to Section 4.1 hereof.

         2.8 "DEFERRED AMOUNT" means the amount of Compensation that a Participant elects to defer pursuant to Section 4.1 hereof.

         2.9 "DESIGNATED RECIPIENT" means any person who becomes entitled to receive any distribution hereunder by reason of the death of a Participant.

         2.10 "EARNED COMPENSATION" means at any date the amount of Compensation that the Corporation is obligated to pay Participant for services rendered before giving effect to the Participant's deferral election.

         2.11 "EFFECTIVE DATE" of the Plan means January 11, 1999.

         2.12 "ELIGIBLE PERSON" means any employee or director of the Corporation or any of its wholly owned subsidiaries, but only so long as such person meets all of the requirements of Section 3.1(a) of the Plan.



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         2.13 "ERISA" means The Employee Retirement Income Security Act of 1974, as amended and then in effect.

         2.14 "PARTICIPANT" means any Eligible Person who defers Compensation under the Plan.

         2.15 "PLAN YEAR" means the period of time commencing January 11, 1999 and ending on December 31, 1999.

         2.16 "SHARE PERCENT" means the portion (expressed as a percentage) of the Deferred Amount that a Participant elects to receive in shares of Common Stock.

         2.17 "VESTED SHARES" means the number of shares of Common Stock determined in accordance with Section 5.4.

         2.18 GENERAL PROVISIONS. The masculine wherever used herein shall include the feminine and singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions has been done for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.


                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1 General Eligibility Conditions.

                  (a) To become eligible to participate in this Plan, an individual must be (i) an executive employee or a director of the Corporation or any of its wholly owned subsidiaries and (ii) designated as an Eligible Person on Exhibit A.

                  (b) Once an Eligible Person becomes a Participant, such individual shall continue to be eligible to defer Compensation under the terms of this Plan until such individual fails to meet at least one of the conditions described above. If a Participant ceases to meet such conditions, his interest in the Plan and amounts deferred prior to the date he ceases to be an Eligible Person shall continue to be held subject to the terms of the Plan, and Vested Shares and Deferred Amounts shall be distributable to him in accordance with Article VI. For the purposes of Deferred Amounts that are to be distributed thereafter and for such purpose only, such person shall continue to be a Participant.

         3.2 Deadline For Participation. To actively participate in the Plan, an Eligible Person must execute a Deferred Compensation Election in the form attached hereto as Exhibit C and shall file such election with the Committee on or before January 11, 1999.


                                   ARTICLE IV
                            DEFERRAL OF COMPENSATION

         4.1 Deferral Elections. For any Plan Year, an Eligible Person may elect to defer receipt of up to 100% of his Compensation. Once made the Compensation deferral elections shall be irrevocable for the Plan Year unless the Corporation and the Participant agree otherwise.

         4.2 Period of Deferral. All amounts that the Participant elects to defer shall be paid on January 11, 2006, subject to the Participant's right to receive all or any portion of the amount deferred in shares of Common Stock as set forth in Article V.

         4.3 Vesting. A Participant shall always be one hundred percent (100%) vested in amounts credited to his Account.

         4.4 Base Salary for Other Purposes. Except as otherwise expressly prohibited by law or the terms of a benefit plan, any Deferred Amounts shall continue to be counted as part of the Participant's base salary for purposes of any other contracts between Participant and the Corporation, including, without limitation, those certain compensation agreements dated June 2, 1997 between the Corporation and certain of the Participants.


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                                    ARTICLE V
                        ELECTION TO RECEIVE COMMON STOCK

         5.1 Share Election. For any Plan Year, a Participant may elect to receive up to 100% of his Deferred Amount in shares of Common Stock. Once made the Participant may not change the share election without the consent of the Committee, except on the last day of each calendar quarter during the Plan Year. Any such change shall be effective only with respect to Deferred Amounts credited for the calendar quarters following such change.

         5.2 Number of Shares to be Received. The number of shares of Common Stock to be credited shall equal the Deferred Amount, multiplied by the Share Percent and divided by $0.375, which was the price of the last trade of the Common Stock on NASDAQ on January 11, 1999, the effective date of this Plan. No fractional shares shall be issued.

         5.3 Distribution of Shares. As of the last day of March, June, September and December (each a "Distribution Date") during the Plan Year the Corporation shall issue to each Participant his Vested Shares as set forth in
Section 5.4; provided, however, that the first distribution shall not occur until the stockholders of the Corporation shall have approved the Plan; and provided, further, however, that the Committee may elect to distribute shares of Common Stock at different times in its sole and absolute discretion.

         5.4 Vested Shares. A Participant shall have a vested interest only in that number of shares of Common Stock determined in accordance with the following formula: Vested Shares = Earned Compensation, Multiplied by Deferral %, Multiplied by Share Percent and divided by $0.375.

         5.5 Limitation on Sale of Shares. All certificates representing any of the shares of Common Stock shall have endorsed thereon the following legend:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

         5.6 Withholding. The Corporation will make appropriate withholding for all relevant federal, state and local tax purposes from the non-deferred portion of Compensation for any Participant with respect to the shares of Common Stock that a Participant has elected to receive based on a per share value of $0.375. On each Distribution Date if the fair market value of the Common Stock is in excess of $0.375 per share, the Corporation will be required to withhold additional amounts based upon such excess. The source of such additional amounts will be Compensation otherwise payable to the Participant on a Distribution Date, to the extent sufficient. If such amounts are insufficient, the Participant will be required to pay to the Corporation the appropriate amounts as a condition to receipt of the shares.


                                   ARTICLE VI
                                  DISTRIBUTIONS

         6.1 Distribution of Cash. All amounts credited to an Account as to which a Participant has not elected to take such amount in shares of Common Stock shall be distributed to the Participant or his Designated Recipient on January 11, 2006; provided that the Committee may elect, in its sole and absolute discretion, to distribute such Deferred Amounts at an earlier date.

         6.2. Distribution of Shares of Common Stock. Any amounts as to which the Participant has elected to receive shares of Common Stock as provided in
Article V shall be distributed to the Participant or his Designated Recipient as provided in Article V.

         6.3 If No Designated Recipient. If Participant has not designated a Designated Recipient, any distribution hereunder after the death of a Participant shall be payable first to his surviving spouse, if any, and if none, to his estate.



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         6.4 Effect of Termination of Employment. Upon termination of employment of a Participant for any reason, including death, such Participant's Account will be frozen on the date of termination. The Account shall be credited with a Participant's Deferred Amount of the Earned Compensation through the date of termination, and the Participant shall be entitled to receive on January 11, 2006 the Deferred Amount of the Earned Compensation less any of the Deferred Amount received in shares of Common Stock pursuant to Article V.


                                   ARTICLE VII
                               PLAN ADMINISTRATION

         7.1 Administration. The Plan shall be administered by a committee as provided in Section 7.2 hereof, as an unfunded deferred compensation plan.

         7.2 Plan Committee.

                  (a) The Committee shall be the Corporation's Board of Directors. No member of the Committee shall act or participate in any action of the Committee directly affecting his own Account under the Plan, unless such action is of general application to all Participants. The Committee is authorized to interpret the Plan and, from time to time, may adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

                  (b) The Committee shall have all powers necessary to accomplish the purpose of the Plan, including, but not limited to, (i) the discretionary authority to interpret the Plan; (ii) the discretionary authority to determine all questions relating to the rights and status of Eligible Persons, Participants and Designated Recipients; and (iii) the discretionary authority to make any and all rules and regulations needed or advisable for the administration of the Plan as are not inconsistent with the terms and provisions hereof.

                  (c) Without limiting the powers set forth herein, the Committee shall have the power to: (i) change or waive in writing any requirements of the Plan to conform with law or to meet special circumstances not anticipated or covered in the Plan; (ii) determine the times and places for holding meetings of the Committee and the notice to be given of such meetings; (iii) employ or otherwise retain such agents and assistants, counsel (who may be of counsel to the Corporation herein), and clerical and other service providers as the Committee may require in carrying out the provisions of the Plan; and
         (iv) authorize one or more of their number, or any agent thereof, to execute or deliver any instrument on behalf of the Committee.

         7.3 Statement of Participant's Account. As soon as practicable following the close of each Plan Year, and otherwise from time to time as the Committee in its sole discretion may direct, the Committee shall mail, via first class mail, to each Participant a written statement setting forth the Account of such Participant as of the end of a Plan Year. Any statement provided in accordance with this Section shall be deemed to have been accepted as correct, unless written notice to the contrary is received by the Committee within thirty
(30) days after the mailing of such statement to the Participant.

         7.4 Payment of Expenses. All costs and expenses incurred in administering the Plan shall be paid by the Corporation.


                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

         8.1 Amendment. The Corporation hereby reserves the right, at any time and from time to time, by written action of its Board of Directors (or by written action of an officer or officers of the Corporation to whom such Board of Directors has expressly delegated the authority to amend the Plan), to amend, modify or alter any or all of the provisions of the Plan without the consent of any Eligible Person, Participant, Designated Recipient or other person; however, no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Corporation, and shall become effective as of the date designated in such instrument.



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         8.2 Termination. The Corporation reserves the right to suspend, discontinue or terminate the Plan, at any time, in whole or in part, by written action of its Board of Directors, effective as of the date designated in such written action, without the consent any Eligible Person, Participant, Designated Recipient or other person.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 Employment Remains At Will. Nothing in the adoption, maintenance or operation of the Plan shall confer on any employee, Eligible Person or Participant the right to continued employment by the Corporation or by any affiliate or subsidiary corporation thereof, or be treated or considered evidence of an intent to provide continued employment to such individual, or affect in any way the right of the Corporation or such affiliate or subsidiary, to terminate such individual's employment, at any time and for any reason. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Committee; any such determination by the Committee shall be final, binding and conclusive.

         9.2 Facility of Payments. Whenever, in the opinion of the Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Committee shall have the discretionary authority to direct payments to such person's legal representative, or to a relative or friend of such person for his benefit. Alternatively, the Committee may in its discretion apply the payment for the benefit of such person in such manner as the Committee deems advisable. Any such payment or application of benefits, made in good faith and in accordance with the provisions of this Section, shall completely discharge any liability of the Plan, the Corporation and the Committee with respect to such payment or application of benefits.

         9.3 Plan Is Unfunded; No Obligation to Fund. All Accounts or interests in the Plan are unfunded and the Corporation shall have no obligation to establish any special or separate fund, or segregate any of its assets in order to assure the payment of any amounts due or becoming due and payable under the Plan; however, to provide for the discharge of its obligations under the Plan, the Corporation may in its sole discretion establish a fund in its name, or acquire property or contract rights in its name; provided that no Participant or other person (other than the Corporation) shall acquire a legal or equitable interest in any such fund, property or contract. The right of a Participant or his Designated Recipient to receive a distribution hereunder shall constitute an unsecured claim against the general assets of the Corporation, and no Participant or Designated Recipient or other person shall have any right in or against any amounts credited under the Plan or any other specific assets of the Corporation. All amounts credited under the Plan to any Accounts maintained for or on behalf of a Participant shall constitute general assets of the Corporation and may be disposed of by the Corporation at such time and for such purposes as it may deem appropriate.

         9.4 Anti-Alienation. No right, benefit or interest in the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, partition, lien, levy, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, partition, lien, levy, encumber or charge the same shall be void. No such right, benefit or interest shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits, including claims for alimony, marital assets or property, support, or separate maintenance by the spouse of the Participant. If a Participant should become insolvent or bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under this Plan, such Participant's interest in the Plan, in the discretion of the Committee, shall be extinguished; in such event, the Committee in its sole discretion may hold or apply the interest at issue, or any part thereof, for the benefit of such Participant, such Participant's spouse, or such Participant's Designated Recipient, in such manner as the Committee in its sole discretion may deem proper. Notwithstanding the generality of the foregoing, the Corporation shall have the unrestricted right to set off against or recover out of any payments or benefits becoming payable to or for the benefit of a Participant, at the time such payments or benefits otherwise become payable hereunder, any amounts owed or owing to the Corporation by such Participant.

         9.5 Indemnification. Each Participant, by executing a Compensation Deferral Agreement and becoming a Participant hereunder, acknowledges and agrees to indemnify and hold the Corporation harmless from and against any damages, losses and expenses (including without limitation litigation costs incurred by the Corporation in connection with the administration of the Plan) arising from third-party claims disputes involving such Participant's Plan interest (including without limitation, tax liens and levies, creditors' claims, garnishment and bankruptcy proceedings, and proceedings in domestic relations court).

         9.6 Unclaimed Interests. If the Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Designated Recipient of a Participant by reason of the fact that such Participant's or Designated Recipient's whereabouts is unknown, the Committee shall so certify, and thereafter




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the Committee shall attempt to locate such missing person. In the event that such missing person is not located with seven (7) years, then the Committee shall cause the Corporation to pay over to the Secretary of State of the state whose law has jurisdiction over such matters any and all amounts then owed to such person, in accordance with the unclaimed funds law of such state, and the Corporation's obligations thereto shall thereupon be considered fully and completely discharged and satisfied.

         9.7 References to Code, Statutes and Regulations. Any and all references in this Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

         9.8 Liability. The Corporation, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly appointed agents, in the administration of this Plan.

         9.9 Governing Law; Severability. The Plan shall be construed according to the laws of the State of Texas, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law (including, without limitation, ERISA). In the event that any one or more of the provisions of the Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan; rather, the Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

         9.10 Taxes. The Corporation shall be entitled to withhold and remit any federal, state and local taxes from any distribution made hereunder which the Corporation believes are necessary, appropriate or required by relevant law, regulation or ruling.

         9.11 Tax Consequences of Participation. While the Plan is designed to provide Eligible Persons the opportunity to defer Compensation on a tax-deferred basis, the Corporation makes no representation, warranty or guarantee of any federal, state or local tax consequences of participation in the Plan to any Participant or Designated Recipient (or personal representative or attorney-in-fact for such Participant or Designated Recipient).

         9.12 Stockholder Approval. Implementation of the portion of this Plan that allows a Participant to make a share election is subject to the approval of the stockholders of the Corporation. In the event that the stockholders of the Corporation do not approve the share election aspect of this Plan, such aspect of the Plan will be deleted and the remainder of the Plan shall continue to be in full force and effect.


         IN WITNESS WHEREOF, URANIUM RESOURCES, INC, by action of its Board of Directors, has duly adopted Uranium Resources, Inc. 1999 Deferred Compensation Plan, effective as of the 11th day of January, 1999.



                                   URANIUM RESOURCES, INC

                                   /s/ Paul K. Willmott
                                   ------------------------------------

                                   Title: Director, President and Chief
                                          Executive Officer (Principal
                                          Executive Officer)



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                                   EXHIBIT C

                         DEFERRED COMPENSATION ELECTION

         THIS DEFERRED COMPENSATION ELECTION AGREEMENT is entered into pursuant to the provisions of the Uranium Resources, Inc. 1999 Deferred Compensation Plan ("Plan"). All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

1. Deferral Election. I hereby elect to defer receipt of the following portion of my Compensation earned in respect of the calendar year 1999 (enter any desired percentage up to 100%):

              I elect to defer ____% of my Compensation.

         I understand that this election may not be changed except with the consent of the Committee.

2. Deferral Period. All Deferred Amounts will be deferred until January 11, 2006, except for any portion of the Deferred Amount I elect to receive in Common Stock.

3. Share Election. I hereby elect to receive the following percent of my Deferred Amount in shares of Common Stock of the Corporation determined by multiplying the Deferred Amount by the Share Percent and dividing the product so obtained by $.0375 (enter any desired percentage up to 100%):

              I elect to take ____% of my Deferred Amount in shares of Common Stock.

         I understand that this share election can only be changed on the last day of each calendar quarter and that any such change will be effective only with respect to Deferred Amounts credited for the calendar quarters following such change.

4. I understand that this Plan does not provide me with any actual rights or interests in any particular funds, securities or property of the Company, or any property or assets held by any agent of the Company or the Committee, or in any shares of Common Stock of Uranium Resources, Inc. I also understand that my right to receive distributions under the Plan makes me a general unsecured creditor of the Company with no greater priority than any other general unsecured creditor of the Company.

5. Designated Recipient: In the event of my death, I designate the following individual or entity as beneficiary to receive distributions under the Plan:

               ___________________________________________________
               ___________________________________________________
               ___________________________________________________

6. Stockholder Approval. I understand that my ability to receive shares of Common Stock is subject to the approval of the Stockholders of Uranium Resources, Inc. and that if such approval is not obtained, I will not be able to receive any such shares of Common Stock. My election to defer a portion of my Compensation is not contingent upon such Stockholder approval.

7. By electing to receive shares of Common Stock, I represent that I am acquiring the shares of Common Stock for my own account, as principal, for investment, and not with a view to the resale of such shares of Common Stock or any interest therein and further understand and agree that the following restrictions and limitations are applicable to my purchase and any resale or other transfer I may make of the shares of Common Stock:

         (i) The shares of Common Stock shall not be sold or otherwise transferred unless the shares of Common Stock are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

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         (ii)     A legend in substantially the following form will be placed on any certificates or other documents evidencing the shares of Common
         Stock:

                  THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAW OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

8. Distributions. I understand that distributions of shares of Common Stock will be made as of the last day of March, June, September and December (each a "Distribution Date") during the Plan Year; provided, however, that the first distribution shall not occur until the stockholders of the Corporation shall have approved the Plan; and provided, further, however, that the Committee may elect to distribute shares of Common Stock at different times in its sole and absolute discretion. I further understand that all amounts credited to my Account as to which I have not elected to take in shares of Common Stock will be distributed to me or my Designated Recipient on January 11, 2006; provided that the Committee may elect, in its sole and absolute discretion, to distribute such Deferred Amounts at an earlier date.

9. Withholding. I understand that the Corporation will make appropriate withholding for all relevant federal, state and local tax purposes from the non-deferred portion of my Compensation with respect to the shares of Common Stock that I have elected to receive based on a per share value of $0.375. On each Distribution Date if the fair market value of the Common Stock is in excess of $0.375 per share, the Corporation will be required to withhold additional amounts based upon such excess. The source of such additional amounts will be Compensation otherwise payable to me on a Distribution Date, to the extent sufficient. If such amounts are insufficient, I will be required to pay to the Corporation the appropriate amounts as a condition to receipt of the shares.

10. Termination of Employment. I understand that upon my termination of employment for any reason, including death, I will forfeit the right to receive shares of Common Stock, except Vested Shares, and that my account will be credited only with my Deferred Percent of Earned Compensation to the date of such termination.


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
11. Miscellaneous. I understand that this Agreement is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects. I have received and reviewed the Plan as currently in effect. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the Plan and this Agreement.

                                        ______________________________________
                                        Signature of Participant

                                        ______________________________________
                                        Printed Name of Participant

                                        ______________________________________
                                        Social Security Number of Participant

                                        January 11, 1999



Received and accepted
on behalf of the Committee
this 11th day of January, 1999.


______________________________________
Paul K. Wilmott


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